EXHIBIT 10(gg)



                         Exide Electronics Group, Inc.

             Summary Description of 1995 Management Incentive Plan


      Exide Electronics maintains a formalized annual incentive plan for key executives supportive of the business planning process, which generates 50th percentile awards, as derived from market surveys of companies with similar operating characteristics, based upon the achievement of targeted company results, including predetermined profit, revenue, and asset management goals set by the Board of Directors, and individual objectives. Proportionately higher or lower awards are achieved if results are above or below target. The program objective is to retain and motivate key executives and managers by providing cash awards for goal achievement. In November 1994, the Company adopted a supplementary long-term incentive plan to motivate executives to pay down their individual notes associated with their 1988 and 1989 stock purchase agreements and to enhance equity positions in the Company by granting matching cash awards. Further information regarding executive compensation is described in the Company's definitive proxy statement, which will be filed with the Securities and Exchange Commission not later than 120 days after the close of the Company's fiscal year ended September 30, 1995.